Exhibit 10.6

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

This confidentiality and non-disclosure agreement (the “Agreement”) is made and entered into as of June 23, 2015, by and between Consac, LLC (the “Recipient”), and MusclePharm Corporation, a Nevada corporation (the “Company”). Each of the Recipient and the Company is sometimes referred to herein as a “Party” and collectively as “Parties.”

WHEREAS, the Recipient is desirous of obtaining certain Confidential Information from the Company in connection with a potential transaction between the Company and the Recipient (a “Possible Transaction”);

WHEREAS, in connection with Recipient’s evaluation of a Possible Transaction the Company may disclose certain confidential information concerning the Company and/or its affiliates to the Recipient; and

WHEREAS, the Recipient agrees that it shall use such Confidential Information and refrain from disclosing or making use of such Confidential Information, all in accordance with the terms of this Agreement.

NOW THEREFORE, the parties mutually agree to the following:

1.	Recipient shall be responsible for the conduct of its Representatives and Affiliate Entities (as such terms are hereinafter defined) regarding the confidentiality and use of the Confidential Information. The Recipient shall only disclose the Confidential Information to its directors, officers or employees or parties consented to by the Company pursuant to Section 5 who are bound by confidentiality obligations that are at least as restrictive as the terms of this Agreement and who have a reasonable need to review the Confidential Information in connection with the consideration, evaluation and negotiation of a Possible Transaction (collectively, the “Representatives”). Any disclosure of Confidential Information shall not be deemed to grant a license or right to the Recipient or any Representative or Affiliated Entities to use Confidential Information for any purpose other than as set forth herein.

2.	For the purpose of this Agreement, “Confidential Information” shall mean any and all commercial, business, financial, technical and/or other information relating to the Company and/or its affiliates, including, but not limited to, financial data, statistical information, marketing, and/or product development plans or procedures, trade secrets, real estate information, personnel information and/or other data disclosed to the Recipient pursuant hereto in connection with a Possible Transaction or otherwise, without regard to whether such information was communicated in writing, orally, visually or by other means, together with all analyses, compilations, studies, or other documents prepared by Recipient or its Representatives which reflect or are generated from such information.

3.

Subject to the terms and provisions of this Agreement, Recipient agrees to hold in confidence and not to reveal, report, publish, disclose or transfer, directly or indirectly, any of the Confidential Information of the Company to any third party or use any of the Company’s Confidential Information for any purpose at any time except as

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necessary to evaluate a Possible Transaction. The Recipient, its Representatives and Affiliated Entities shall use the Confidential Information in accordance with the terms of this Agreement. All Confidential Information shall remain the sole property of the Company. At any time upon the request of the Company, Recipient will promptly return to the Company or destroy all Confidential Information (in any media), including any copies as well as all materials (in any media) which contain or embody Confidential Information, and, with respect to abstracts or summaries of Confidential Information that Recipient may have made, Recipient will destroy such abstracts or summaries and will provide a written declaration from an authorized officer certifying that it has done so. Notwithstanding the preceding sentence, Recipient (i) may retain one copy of any portion of the Confidential Information that Recipient has been advised by their counsel is required to retain by applicable law, rule or regulation or their internal compliance policies and (ii) shall not be obligated to erase Confidential Information contained in an electronic archiving or backup system operating in the ordinary course of business. In the case of each of (i) and (ii) in the preceding sentence, Recipient, its Representatives and Affiliate Entitles will continue to keep the Confidential Information confidential in accordance with the terms of this Agreement. Notwithstanding the foregoing, the destruction of any Confidential Information does not affect any of the Recipient’s obligations hereunder and the Confidential Information, whether or not destroyed, will remain subject to the restrictions herein. In connection with the obligations under this Agreement, Recipient shall maintain the confidentiality of the Confidential Information with at least the same degree of care that it uses to protect its own confidential information, but no less than a reasonable degree of care under the circumstances.

4.	Except as may be required by law, including securities laws, without the prior written consent of the other Party, neither Party shall, and each Party shall direct its Representatives not to, disclose to any person or entity (other than its Representatives) (a) that any investigations, discussions or negotiations are taking place (including, without limitation, concerning a Possible Transaction involving the Company and the Recipient), (b) that Recipient has requested or received any Confidential Information, (c) the terms of this Agreement, or (d) any of the terms, conditions, negotiations, discussions or other facts (including, without limitation, with respect to a Possible Transaction, including the status thereof).

5.	Without the prior written consent of the Company, Recipient shall not, and shall direct its Representatives and Affiliate Entitles (as defined in Section 9 below) not to disclose any Confidential Information to any third parties (including, without limitation, in connection with a Possible Transaction, or otherwise discuss a Possible Transaction with, or disclose a Possible Transaction to, any third parties. Recipient represents and covenants that Recipient does not have (and will not enter into) (a) any agreement or understanding with any other person that such person will refrain from bidding on or participating in a Possible Transaction with the Company, (b) any agreement pursuant to which any other person will have a right to participate in a Possible Transaction with the Company involving the Recipient if the Recipient is successful in consummating a Possible Transaction with the Company or (c) any agreement or arrangement with any potential debt or equity financing sources which may reasonably be expected to limit such financing source from acting as a financing source for any other potential acquirer or participant in a Possible Transaction with the Company.

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6.	Due to the unique confidential, proprietary, unique and valuable nature of the Confidential Information, Recipient acknowledges and agrees that in the event Recipient fails to comply with its obligations hereunder, that monetary damages may be inadequate to compensate the Company. Accordingly, Recipient agrees that the Company shall, in addition to any other remedies available to it at law or in equity, be entitled to seek injunctive relief to enforce the terms of Sections 2, 3, 4 and 5 of this Agreement.

7.	Notwithstanding anything herein to the contrary, Confidential Information shall not include any information which (a) at the time of its disclosure or thereafter is generally available to or known to the public other than as a result of a disclosure by the Recipient or its representatives in breach of this Agreement, (b) was or becomes available to the Recipient, on a non-confidential basis from a source other than the Company, (c) is shown by written dated records (or any other evidence or documentary media) to have been independently acquired or developed by Recipient without breaching this Agreement, (d) is shown by written dated records (or any other evidence or documentary media) to have been lawfully in the possession of or known to the Recipient prior to disclosure by the Company, or (e) Recipient is compelled by court or government action pursuant to applicable law to disclose, provided, however, that Recipient gives the Company prompt notice thereof so that the Company may seek a protective order or other appropriate remedy.

8.	The Recipient acknowledges that the Company is a publicly traded company. As such, the Recipient agrees not to use any material non-public Confidential Information in connection with the purchase or sale of the securities of the Company. The Recipient further acknowledges that such use may constitute a violation of securities laws.

9.

The Recipient acknowledges that, in its examination of the Confidential Information, it will be given access to material non-public information concerning the Company. In consideration of receipt of that information, for a period of the later of (A) twelve months from the date of this Agreement and (B) the date on which the 2016 annual meeting of the Company’s shareholders is held (which shall be held no later than December 31, 2016) (the “Standstill Period”) the Recipient on behalf of itself, its parent and subsidiary entities and entities under common control therewith (the “Affiliate Entities”), hereby agrees that each of the Recipient and the Affiliated Entities shall not, other than as authorized in writing by the Company: (i) in any manner acquire, whether from the Company or a third party, directly or indirectly (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) of any additional voting securities or other equity interests in the Company or all or substantially all of the assets of the Company; (ii) enter into, directly or indirectly, any merger or business combination involving the Company; (iii) solicit proxies or consents, directly or indirectly, or become a “participant” in any “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company; (iv) with respect to any voting securities of the Company, (a) form or join any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) after the date of this agreement that would be required under the Exchange Act to file a statement on Schedule 13D or Schedule 13G if such group had not previously filed such statement or otherwise require an amendment to such statement if such a

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statement has been filed prior to the date hereof or (b) in the event that the Recipient or any of the Recipient’s Affiliated Entities have formed or joined any such group prior to the date hereof, participate in or benefit from any additional action by such group or any member thereof after the date of this agreement that (1) would constitute a violation of this paragraph if undertaken by the Recipient alone or (2) would require such group to file a statement on Schedule 13D or Schedule 13G if such group had not previously filed such a statement or otherwise require an amendment to such statement if such a statement has been filed prior to the date hereof; (v) otherwise act, alone or in concert with others, to seek to control the management, Board of Directors or policies of the Company; (vi) initiate any communications concerning the Confidential Information or a Possible Transaction with any employee of the Company (other than Brad Pyatt, Chief Executive Officer of the Company) except as contemplated by this Agreement; (vii) publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing; (viii) advise, assist or encourage any other person in connection with any of the foregoing or (ix) other than as authorized be this letter agreement or any definitive agreement relating to a Possible Transaction executed by the Parties or their affiliates, take any action that would legally require the Company to make a public announcement regarding a business combination, merger, sale of all or substantially all of its assets, liquidation or other extraordinary corporate transaction involving the Company.

Notwithstanding any of the foregoing, Recipient shall be permitted to purchase securities currently held by Wynnefield Capital, Inc. and its affiliates.

10.	This Agreement shall be binding upon and inure to the benefit of the parties, their subsidiaries, and their respective successors. No assignment or modification of this Agreement may be made by any party without the prior written consent of the other party, which consent may be granted or denied in such other party’s sole discretion. This Agreement shall not create any obligation on any party hereof to enter into any agreement between the Company and the Recipient or any other agreement or to negotiate or discuss any of the foregoing. In addition, the furnishing of Confidential Information hereunder shall not obligate either Party to (i) enter into any further agreement or negotiation with the other or (ii) to continue any negotiations, in good faith or provide any information or (iii) to refrain from entering into an agreement or negotiation with any other person, including without limitation any other person engaged in the same or a similar line of business as the other party hereto. Neither party shall have any liability to the other resulting from the use of or reliance upon the Confidential Information.

11.	This Agreement contains the full and complete understanding of the parties with respect to the subject matter hereof and supersedes all prior representations and understandings regarding the subject matter hereof, whether oral or written. Failure to exercise or delay in exercising any remedy hereunder shall not be deemed a waiver thereof. Each party represents that this Agreement is being signed by a duly authorized officer.

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12.	This Agreement may be signed in counterparts, each of which shall for all purposes be deemed an original, and together shall constitute one and the same instrument. This Agreement shall expire twelve months from the effective date hereof. Notwithstanding the foregoing, and without altering the rights and obligations of the parties with respect to any Confidential Information provided prior thereto, each Party reserves the right at any time to notify the other Party in writing that it no longer desires to provide or receive additional Confidential Information under this Agreement, and no Confidential Information provided after such notice is received shall be considered Confidential Information hereunder. Any claim for breach of this Agreement must be made and filed within twelve months of actual notice of the alleged breach.

13.	All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of a Possible Transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it (as shown on the signature page hereto and as may be changed from time to time by notice to the other Party) under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The Parties waive any right to a jury trial and any right to consolidation with a cause of action involving a jury trial. A Party shall use reasonable commercial efforts to mitigate or reduce any damages or claims relating to a breach of this Agreement by the other Party.

14.	If Recipient or its Representatives disclose any information concerning Recipient’s or its Representatives’ business or operations to the Company or its Representatives, the Parties agree that (i) any information so disclosed shall constitute “Confidential Information” hereunder, and (ii) Recipient and its Representatives shall have mutual mirror reciprocal rights and benefits to the rights and benefits of the Company provided by the foregoing provisions of this letter agreement.

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In witness whereof the undersigned have executed this Agreement as of the date first written above.

Musclepharm

By:
Name:	Brad Pyatt
Title:	Chairman and CEO
Date:	June 23, 2015

With an address of:

4721 Ironton Street, Building A Denver, CO 80239

Consac, LLC

By:
Name:	Ryan Drexler
Title:	President
Date:	June 23, 2015

With an address of:

525 Chalette Drive
Beverly Hills, California 90211

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